Exhibit 99.1

DRI Corporation Shareholders Approve Proposals During the 2009 Annual Meeting

DALLAS--(BUSINESS WIRE)--June 3, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its shareholders approved both of the proposals put before them during yesterday’s Annual Meeting of Shareholders at The Westin Galleria Dallas in Texas.

Shareholders voted in favor to:

  Elect all seven directors to serve until the Annual Meeting of Shareholders in 2010; and
  Ratify Grant Thornton LLP as the Company’s auditors for fiscal year 2009.

No other business was transacted during the business meeting.

2009-2010 BOARD OF DIRECTORS

The following individuals were approved by shareholders to serve on the Company’s Board of Directors until the next annual meeting in 2010:

  Huelon Andrew Harrison, age 48, Dallas, Texas;
  John D. Higgins, age 76, Glen Head, N.Y.;
  C. James Meese Jr., age 67, Raleigh, N.C.;
  Stephanie L. Pinson, age 72, Watchung, N.J.;
  John K. Pirotte, age 59, Raleigh, N.C.;
  Juliann Tenney, age 56, Chapel Hill, N.C.; and
  David L. Turney, age 65, Dallas, Texas.

With the exception of Mr. Turney, the Company’s Chairman, President, and Chief Executive Officer, all directors are independent. Mr. Higgins serves as the Board’s lead independent director.

For each director’s full biography, please refer to the 2009 Definitive Proxy Statement available on the Company’s Web site, www.digrec.com.

CHAIRMAN’S COMMENTS

Following the completion and closure of the business meeting, Mr. Turney discussed with shareholders the positive outlook for the Company’s fiscal year 2009.

Mr. Turney said: “We continue to believe our fiscal year 2009 revenues, based on average exchange rates in January 2009, may exceed $90 million USD – which represents a potential increase of approximately 28 percent over fiscal year 2008. We also expect that fiscal year 2009 earnings may exceed 20 cents per share. This is remarkable growth considering our fiscal year 2008 revenues represent an increase of more than 20 percent above our fiscal year 2007. We want to reiterate that our revenue stream normally has a significant level of larger contract content – the timing of delivery of which can be difficult to predict with precision – and our business will always have a degree of quarterly variability. This pattern has been noted in several of our previous communications.”

MARK YOUR CALENDAR

  On or about Aug. 14, 2009, the Company plans to file with the SEC a Form 10-Q for the period ending June 30, 2009.
  On or about Aug. 17, 2009, management plans to discuss second quarter 2009 results during an investors’ conference call.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues; expectations of future earnings; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “projecting,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that we may not have accurately forecasted the timing or amount of future revenues; that our expectations as to future earnings may not prove accurate over time; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com